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                                   EXHIBIT 5.1


June 15, 1998



Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, SC  29577

Re:   Anchor Financial Corporation
         S-4 Registration Statement
         Mergers with ComSouth Bankshares, Inc. and M&M Financial Corporation

Gentlemen:

We have acted as counsel for Anchor Financial Corporation, a South Carolina corporation ("Anchor"), in connection with (1) the merger of ComSouth Bankshares, Inc. ("ComSouth") with and into Anchor (the "ComSouth Merger") and
(2) the merger of M&M Financial Corporation ("M&M") with and into Anchor (the "M&M Merger") and in connection with the registration of shares of common stock of Anchor, no par value per share ("Anchor Common Stock"), on Form S-4 under the Securities Act of 1933, as amended. The ComSouth Merger provides for the issuance of shares of Anchor Common Stock to the stockholders of ComSouth upon consummation of the ComSouth Merger. The maximum number of shares of Anchor to be issued in the ComSouth Merger is estimated to be 1,755,990. The M&M Merger provides for issuance of shares of Anchor Common Stock to the stockholders of M&M upon consummation of the M&M Merger. The maximum number of shares of Anchor to be issued in the M&M Merger is estimated to be 875,321.

We have examined and are familiar with the Registration Statement on Form S-4 filed by Anchor with the Securities and Exchange Commission. We have examined and are familiar with the records relating to the organization of Anchor and the documents and records we have deemed relevant for purposes of rendering this opinion.

Based on the foregoing, it is our opinion that upon consummation of the ComSouth Merger, the shares of Anchor Common Stock issued pursuant to the ComSouth Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable. It is also our opinion that upon consummation of the M&M Merger, the shares of Anchor Common Stock issued pursuant to the M&M Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

Sincerely,

GERRISH & McCREARY, P.C.